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                                                                     EXHIBIT 4.5

                                    GUARANTY

     This GUARANTY (this "Guaranty"), dated as of May 30, 2002, is made and given by [Name of Subsidiary], a ___________________ (the "Guarantor"), in favor of each Holder (as such term is defined in the Senior Note and Warrant Purchase Agreement, dated as of May 29, 2002, by and between Cardiac Science, Inc. (the "Company") and the purchasers named therein (the "Purchase Agreement")).

     Capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement, unless otherwise defined herein.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Purchase Agreement, the Purchasers have agreed to purchase the Senior Notes and Warrants;

     WHEREAS, in order to induce the Purchasers to (i) enter into the Purchase Agreement and the Other Agreements and (ii) purchase the Senior Notes and the Warrants as provided for in the Purchase Agreement, Guarantor has agreed to guarantee payment of the Obligations upon the terms, and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Purchasers, it is agreed as follows:

1.   DEFINITIONS.

     "Obligations" means the unpaid principal of, and interest and premiums on, the Senior Notes and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Purchase Agreement after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under or out of the Purchase Agreement, this Guaranty and the Other Agreements entered into by the Company with any Holder or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Holders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

     References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

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2.   THE GUARANTY.

     2.1 Guaranty of Obligations. Guarantor hereby unconditionally guarantees to each Holder, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of the Company (hereinafter the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, the Purchase Agreement, any of the Other Agreements or any other agreement, document or instrument to which Guarantor or the Company is or may become a party;

         (b) the absence of any action to enforce this Guaranty, the Purchase Agreement or any of the Other Agreements or the waiver or consent by a Holder with respect to any of the provisions thereof;

         (c) the insolvency of Guarantor or the Company; or

         (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until all the Guaranteed Obligations are paid in full. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to a Holder which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by each Holder, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless each of the Holders have specifically agreed otherwise in writing. It is agreed among Guarantor and the Holders that the foregoing waivers are of the essence of the transaction contemplated by the Purchase Agreement or Other Agreements and that, but for this Guaranty and such waivers, the Purchasers would decline to enter into the Purchase Agreement.

     Anything herein or in the Purchase Agreement or in any Other Agreement to the contrary notwithstanding, the maximum liability of Guarantor hereunder shall in no event exceed the amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors. Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing the guarantee contained herein or affecting the rights and remedies of any Holder hereunder.

     2.2 Demand by Holders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Purchase Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to each Holder the entire outstanding Guaranteed Obligations due and owing to such Holders. Payment by Guarantor shall be made to the Holders in immediately available funds to an account, designated by the Holders or at the address set forth


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herein for the giving of notice to the Holders or at any other address that may be specified in writing from time to time by the Holders, and shall be credited and applied to the Guaranteed Obligations.

     2.3 Enforcement of Guaranty. In no event shall a Holder have any obligation (although it is entitled, at its option) to proceed against the Company or any other Subsidiary thereof before seeking satisfaction from Guarantor.

     2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by the Holders of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Company's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against the Holders, the Company or any Subsidiary thereof of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Holders, the Company or any Subsidiary thereof of any kind which may arise in the future.

     2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of the Holders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Holder, on the one hand, and the Guarantor or the Company, on the other hand, the obligations of the Company under the Purchase Agreement or any of the Other Agreements. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by any Holder to any Person or Persons, any reference to "Holder" herein shall be deemed to refer equally to such Person or Persons.

     2.6 Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that each Holder may at any time or from time to time, with or without the consent of, or notice to, Guarantor, pursuant to the terms of such Holder's then existing agreements with the Company:

         (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

         (b) take any action under or in respect of the Purchase Agreement or any of the Other Agreements in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

         (c) amend or modify, in any manner whatsoever, the Purchase Agreement or any of the Other Agreements in accordance with their terms;


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         (d) extend or waive the time for the Guarantor's or the Company's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Purchase Agreement or any of the Other Agreements, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

         (e) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or the Company to any Holder;

         (f) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Company are subordinated to the claims of the Holders; and/or

         (g) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or the Company to any Holder in such manner as such Holder shall determine in its discretion;

and the Holders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

     2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Guarantor or the Company for liquidation or reorganization, should Guarantor or the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Guarantor's or the Company's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holders, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, the Purchase Agreement or any of the Other Agreements, Guarantor hereby:

         (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until all Guaranteed Obligations have been paid in full, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against the Company in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

         (b) acknowledges and agrees (i) that this waiver is intended to benefit each Holder and shall not limit or otherwise effect Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that each Holder and their respective successors and assigns are intended third


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party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

3.   FURTHER ASSURANCES.

     Guarantor hereby agrees, upon the written request of any Holder, to execute and deliver to such Holder, from time to time, any additional instruments or documents reasonably considered necessary by such Holder to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

4.   OTHER TERMS.

     4.1 Entire Agreement. This Guaranty, together with the Purchase Agreement and the Other Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Purchase Agreement and the Other Agreements and/or the Guaranteed Obligations.

     4.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

     4.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     4.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

         (a) If to [Name of Subsidiary], at:

             [                        ]
             [                        ]
             [                        ]
             [                        ]
             Attention:
             Telecopy:

             with copies to:

             Stradling Yocca Carlson & Rauth
             660 Newport Center Drive, Suite 1600
             Newport Beach, CA  92660
             Attention:  Shivbir S. Grewal, Esq.
             Telecopy:  (949) 725-4100


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         (b) If to any Holder, at the address of such Holder specified in the
Purchase Agreement,

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and five (5) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 4.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

     4.5 Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of the Holders, hereunder, inure to the benefit of each Holder, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

     4.6 No Waiver; Cumulative Remedies; Amendments. No Holder shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by all Holders and then only to the extent therein set forth. A waiver by any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holders would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Holders of any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by the Holders and Guarantor.

     4.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until all Guaranteed Obligations have been paid in full. Upon payment and performance in full of the Guaranteed Obligations, each Holder shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

     4.8 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

     4.9 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Guaranty as of the date first above written.

                                          [Name of Subsidiary]

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


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